                                                                     EXHIBIT 4.3

     THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 28, 2000, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

     Right to Purchase 1,132,075 Shares of Common Stock, no par value per share


                            STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, RGC International Investors, LDC or its registered assigns, is entitled to purchase from Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, One Million One Hundred Thirty-Two Thousand Seventy-Five (1,132,075) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price of $3.695 per share (the "Exercise Price"); provided,
                                                                       --------
however, on each February 29 and August 29 following the date hereof (each, a
-------
"Reset Date"), commencing August 29, 2000, the Exercise Price then in effect shall be reset, if lower, to the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days ending on the Trading Day immediately preceding such Reset Date, but in no event shall the Exercise Price be less than $1.60 (subject to adjustment for stock splits, combinations and similar events) (the "Floor Price"). If the Exercise Price is reduced as a result of the resets in the foregoing sentence, the number of shares into which this Warrant is exercisable shall be proportionately increased in accordance with the provisions of Section 4(d). Notwithstanding the foregoing, so long as (A) the Registration Statement

(as defined in the Registration Rights Agreement (as defined below)) required to be filed and to be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect for at least 30 days prior to the ten (10) Trading Day period referred to below and sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) can be made thereunder, (B) the Company has a sufficient number of shares of Common Stock reserved for issuance upon full exercise of this Warrant and (C) the shares of Common Stock issuable upon exercise of this Warrant are traded on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market (the "Nasdaq SmallCap"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), if the average of the Closing Bid Prices of the Common Stock for any ten (10) consecutive Trading Days exceeds $6.47 (subject to adjustment for stock splits, combinations and similar events), the Exercise Price then in effect shall not be subject to further resets pursuant to the proviso in the first sentence of this paragraph.

     The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term Warrants means this Warrant and the other warrants issued pursuant to that certain Securities Purchase Agreement, dated February 28, 2000, by and among the Company and the Buyers listed on the execution page thereof (the "Securities Purchase Agreement").

     This Warrant is subject to the following terms, provisions, and conditions:

     1.  Manner of Exercise; Issuance of Certificates; Payment for Shares.
         ----------------------------------------------------------------
Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares (or an election to effect a Cashless Exercise has been made) as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder of this Warrant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder of this Warrant and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) hereof. Notwithstanding anything else contained herein to the contrary, this paragraph may not be amended without (i) written consent of the Company and the holder of this Warrant and (ii) the approval of a majority of the votes cast by all stockholders holding Common Stock of the Company.

     2.   Period of Exercise.  This Warrant is exercisable at any time or from
          ------------------
time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Securities Purchase Agreement (the "Issue Date") and before 5:00 p.m., New York City time on the third (3rd) anniversary of the Issue Date (the "Exercise Period"). Notwithstanding the foregoing, if, at any time after February 29, 2001, the Closing Bid Price (as defined below) of the Common Stock on Nasdaq (or, if the Common Stock is not then traded on Nasdaq, the principal trading market for the Common Stock on such date) is greater than $7.39 (subject to adjustment for stock splits, combinations and similar events) for a period (the "Trading Day Period") of ten (10) consecutive Trading Days (as defined below), then, so long as (i) all of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant are then (x) authorized and reserved for issuance, (y) registered for re-sale under the Securities Act by the holder of this Warrant (or may otherwise be able to be resold publicly without registration or restriction) and (z) eligible to be traded on Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX and (ii) there is not then a continuing Repurchase Event (as defined in the Securities Purchase Agreement), this Warrant shall expire on the 30th day following the last day of the Trading Day Period (the "Expiration Date"); provided, however, the Expiration Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full exercise of this Warrant that (i) any Registration Statement (as defined in the Registration Rights Agreement, dated as of February 28, 2000, between the Company and RGC International Investors, LDC (the "Registration Rights Agreement")) required to be filed and to be effective pursuant to, and in accordance with the time periods specified in, the Registration Rights Agreement is not effective or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder during the Registration Period (as defined in the Registration Rights Agreement) (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Repurchase Event (as defined in the Securities Purchase Agreement) exists, without regard to whether any cure periods shall have run or (iii) the Company is in breach of any of its obligations pursuant to Section 4(h) of the Securities Purchase Agreement.

     3.   Certain Agreements of the Company.  The Company hereby covenants and
          ---------------------------------
agrees as follows:

          (a) Shares to be Fully Paid.  All Warrant Shares will, upon issuance
              -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b) Reservation of Shares.  During the Exercise Period, the Company
              ---------------------
shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c) Listing.  The Company shall promptly secure the listing of the
              -------
shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) Certain Actions Prohibited.  The Company will not, by amendment of
              --------------------------
its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (e) Successors and Assigns.  This Warrant will be binding upon any
              ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4.   Antidilution Provisions.  During the Exercise Period, the Exercise
          -----------------------
Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

     In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          (a) Adjustment of Exercise Price and Number of Shares upon Issuance of
              ------------------------------------------------------------------
Common Stock.  Except as otherwise provided in Paragraphs 4(c) and 4(e) hereof,
------------
if and whenever on or after the Issue Date of this Warrant, the Company issues or sells, or in accordance with Paragraph 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Exercise Price in effect on the date of issuance (or deemed issuance) of such Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Paragraph 4(b) hereof, received by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

          (b) Effect on Exercise Price of Certain Events.  For purposes of
              ------------------------------------------
determining the adjusted Exercise Price under Paragraph 4(a) hereof, the following will be applicable:

              (i)  Issuance of Rights or Options.  If the Company in any manner
                   -----------------------------
issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

               (ii)  Issuance of Convertible Securities.  If the Company in any
                     ----------------------------------
manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (iii) Change in Option Price or Conversion Rate.  If there is a
                     -----------------------------------------
change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv)  Treatment of Expired Options and Unexercised Convertible
                     --------------------------------------------------------
Securities.  If, in any case, the total number of shares of Common Stock
----------
issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or

Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (v)  Calculation of Consideration Received.  If any Common Stock,
                    -------------------------------------
Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

               (vi) Exceptions to Adjustment of Exercise Price.  No adjustment
                    ------------------------------------------
to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the exercise of the Warrants; (iv) upon the issuance of Common Stock in a firm commitment underwritten public offering led by at least one of the underwriters listed on Schedule 4(f) of the Registration Rights Agreement (as defined below); and (v) issuances of securities to any investor engaged as its principal business in the biotechnology, medical device or pharmaceutical industry.

          (c)  Subdivision or Combination of Common Stock. If the Company at any
               ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d)  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price; provided, however, that no
                                                    --------  -------
adjustment to the number of shares of Common Stock into which this Warrant is exercisable shall be made pursuant to this Section 4(d) when there are adjustments to the Exercise Price pursuant to this Section 4 which would cause the Exercise Price to be less than the Floor Price.

          (e)  Consolidation or Merger.
               -----------------------

               (i) In case of any consolidation of the Company with, or merger of the Company into any other corporation, then as a condition of such consolidation or merger, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation or merger not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. Subject to subparagraph (ii) below, the Company will not effect any consolidation or merger unless prior to the consummation thereof, the successor corporation (if other than the Company) (the "Surviving Entity") assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

               (ii) In the event of a Qualified Merger Transaction (as defined below) or a Transfer of Control Transaction (as defined below) and notwithstanding anything to the contrary contained in this Section 4(e), so long as on the date the Optional Redemption Notice (as defined below) is delivered and at all times thereafter up to the Optional Redemption Date (as defined below) (a) the Registration Statement (as defined in the Registration Rights Agreement), required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect for at least 30 days prior thereto (other than for any period prior to the date of delivery of the Optional Redemption Notice) and sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) can be made thereunder, (b) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full exercise of this Warrant and (c) the shares of Common Stock issuable upon exercise of this Warrant are traded on Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX, then the Company shall have the right, exercisable on not less than twenty (20) Trading Days written notice prior to the consummation of the Qualified

Merger Transaction or Transfer of Control Transaction to the holder of this Warrant (which notice may not be sent to the holder of this Warrant until the Company is permitted to redeem this Warrant pursuant to this Section 4(e)(ii) (other than the requirement to deliver such notice) or at any time when there is material non-public information regarding the Company that has not been publicly announced or prior to the public announcement of such Qualified Merger Transaction or Transfer of Control Transaction), to redeem this Warrant simultaneously with the consummation of the Qualified Merger Transaction or Transfer of Control Transaction in accordance with this Section 4(e)(ii). A notice (the "Optional Redemption Notice") of any redemption hereunder (an "Optional Redemption") shall be delivered to the holder of this Warrant at its registered address appearing on the books and records of the Company and shall state (1) that the Company is exercising its right to redeem this Warrant and
(2) the then current projected date of redemption, which date and time shall be the effective date of the Qualified Merger Transaction (the "Optional Redemption Date"), provided that the Company shall promptly notify the holder of this Warrant in writing if the projected date of redemption is changed. On the Optional Redemption Date, the Company shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holder of this Warrant as specified by the holder in writing to the Company at least one (1) business day prior to the Optional Redemption Date. If the Company exercises its right to redeem this Warrant in accordance with this Section 4(e)(ii), the Company shall make payment to the holder of this Warrant of an amount in cash (the "Optional Redemption Amount") equal to 90% of the Black-Scholes Amount (as defined herein) multiplied by the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such Qualified Merger Transaction or Transfer of Control Transaction. In the case of a Qualified Merger Transaction, the Company may, at its option, pay the Optional Redemption Amount in a number of shares of common stock of the Surviving Entity (the "Survivor Common Stock") equal to the Optional Redemption Amount divided by 95% of the average of the lowest Closing Bid Prices for any five (5) Trading Days (which need not be consecutive) during the fifteen (15) Trading Day period ending one Trading Day prior to the Optional Redemption Date; provided that such
                                                              --------
shares of Survivor Common Stock paid to the holder of this Warrant pursuant to this sentence (i) are traded on Nasdaq, the NYSE or the AMEX and (ii) may be immediately resold by the holder of this Warrant to the public without registration or restriction. Notwithstanding anything to the contrary contained herein, if, in the case of a Qualified Merger Transaction, the price paid per share of Common Stock is greater than or equal to 130% of the then effective Exercise Price (but in no event lower than $2.65 (subject to adjustment for stock splits, combinations and similar events)), or, in the case of a Transfer of Control Transaction, the average of the Closing Bid Prices for the twenty
(20) Trading Day notice period during which the Company may give its Optional Redemption Notice is greater than or equal to 130% of the then effective Exercise Price (but in no event lower than $2.65 (subject to adjustment for stock splits, combinations and similar events)), the Company shall not be permitted to redeem this Warrant pursuant to this Section 4(e)(ii) and this Warrant shall be exercised simultaneously with the consummation of the Qualified Merger Transaction or Transfer of Control Transaction, as applicable, in accordance with the terms of Section 1. Notwithstanding the delivery of an Optional Redemption Notice, the holder of this Warrant shall at all times prior to the Optional Redemption Date maintain the right to exercise all or any portion of this Warrant in accordance with the terms of Section 1 and any portion so exercised after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the portion of this Warrant which is otherwise subject to redemption pursuant to such notice. If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the holder of this Warrant on the Optional Redemption Date, the Company (or any successor thereto including the Surviving Entity) shall forever forfeit its right to redeem this Warrant pursuant to this Section 4(e)(ii).

The "Black-Scholes Amount" shall be an amount determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg (as defined below) online page, using the following variable values: (i) the current market price of the Common Stock equal to the closing trade price on the last Trading Day prior to the date the Optional Redemption Notice is received by the holder of this Warrant; (ii) volatility of the Common Stock equal to the volatility of the Common Stock during the one hundred (100) Trading Day period ending on the Trading Day prior to the date the Optional Redemption Notice is received by the holder of this Warrant; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a 90-day maturity on the Trading Day prior to the date the Optional Redemption Notice is received by the holder of this Warrant; and (iv) an exercise price equal to the Exercise Price on the date the Optional Redemption Notice is received by the holder of this Warrant. In the event such calculation function is no longer available utilizing the Bloomberg (as defined below) online page, the holder of this Warrant shall calculate such amount in good faith using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg (as defined below) online page for such calculation function and shall provide a copy of such calculation to the Company.

               (iii) "Qualified Merger Transaction" shall mean a consolidation of the Company with, or merger of the Company into any other corporation where the Company is not the surviving entity and in which the Company is required as a condition of such transaction to redeem or force the exercise of the Warrants.

               (iv) "Transfer of Control Transaction" shall mean the sale or exchange of shares of Common Stock constituting more than fifty percent (50%) of the total outstanding Common Stock, calculated on a fully diluted basis. For purposes of such calculation, all shares of Common Stock issuable upon the conversion, exercise or exchange of any securities of the Company shall be deemed to be outstanding.

          (f)  Distribution of Assets. In case the Company shall declare or make
               ----------------------
any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

          (g)  Notice of Adjustment.  Upon the occurrence of any event which
               --------------------
requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          (h)  Minimum Adjustment of Exercise Price.  No adjustment of the
               ------------------------------------
Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (i)  No Fractional Shares. No fractional shares of Common Stock are to
               --------------------
be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

          (j)  Other Notices.  In case at any time:
               -------------

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date (or if not then known, the best estimate of such date) on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

          (k)  Certain Events.  If any event occurs of the type contemplated by
               --------------
the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder of this Warrant shall be neither enhanced nor diminished by such event.

          (l)  Certain Definitions.
               -------------------

               (i)  "Common Stock Deemed Outstanding" means the number of shares
                     -------------------------------
of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and
(y) pursuant to Paragraph 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

               (ii) "Market Price," as of any date, (i) means the average of the
                     ------------
last reported sale prices for the shares of Common Stock on Nasdaq for the five
(5) Trading Days immediately preceding such date as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder of this Warrant and the Company ("Bloomberg"), or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or (b) at the option and expense of a majority-in-interest of the holders of the outstanding Warrants, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (iii) "Common Stock," for purposes of this Paragraph 4, includes
                      ------------
the Common Stock, no par value per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, no par value per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

               (iv)  "Closing Bid Price" means, for any security as of any date,
                      -----------------
the closing bid price on Nasdaq as reported by Bloomberg or, if Nasdaq is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no closing bid price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the holder of this Warrant.

               (v)   "Trading Day" means any day on which the Common Stock is
                      -----------
traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     5.   Issue Tax.  The issuance of certificates for Warrant Shares upon the
          ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     6.   No Rights or Liabilities as a Shareholder.  This Warrant shall not
          -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     7.   Transfer, Exchange, and Replacement of Warrant.
          ----------------------------------------------

          (a) Restriction on Transfer.  This Warrant and the rights granted to
              -----------------------
the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 8 are assignable only in accordance with the provisions of the Registration Rights Agreement.

          (b) Warrant Exchangeable for Different Denominations.  This Warrant is
              ------------------------------------------------
exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          (c) Replacement of Warrant.  Upon receipt of evidence reasonably
              ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (d) Cancellation; Payment of Expenses.  Upon the surrender of this
              ---------------------------------
Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder of this Warrant or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

          (e) Register.  The Company shall maintain, at its principal executive
              --------
offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f) Exercise or Transfer Without Registration.  If, at the time of the
              -----------------------------------------
surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this

Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

     8.  Registration Rights.  The initial holder of this Warrant (and certain
         -------------------
assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 2 of the Registration Rights Agreement.

     9.  Notices.  All notices, requests, and other communications required or
         -------
permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan 48106, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     10. Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF MICHIGAN (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). BOTH PARTIES IRREVOCABLY CONSENT TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE STATE COURTS LOCATED IN DELAWARE WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     11.  Miscellaneous.
          -------------

          (a) Amendments.  This Warrant and any provision hereof may only be
              ----------
amended by an instrument in writing signed by the Company and the holder hereof.

          (b) Descriptive Headings.  The descriptive headings of the several
              --------------------
paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c) Cashless Exercise.  Notwithstanding anything to the contrary
              -----------------
contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    AASTROM BIOSCIENCES, INC.


                                    By:  /s/ R. Douglas Armstrong, Ph.D.
                                         -----------------------------------
                                         R. Douglas Armstrong, Ph.D.
                                         President & Chief Executive Officer



                                    Dated as of February 29, 2000

                          FORM OF EXERCISE AGREEMENT


                                                        Dated: ________ __, ____


To: Aastrom Biosciences, Inc.


     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the Warrant) equal to $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                   Name: _______________________________________

                                   Signature: __________________________________
                                   Address:   __________________________________
                                              __________________________________


                                   Note:  The above signature should correspond
                                          exactly with the name on the face of
                                          the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

     The above signatory represents and warrants that all offers and sales by the above signatory of the securities issuable to the above signatory upon exercise of this Warrant shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                              FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                   Address                          No of Shares
----------------                   -------                          ------------



, and hereby irrevocably constitutes and appoints ______________ _______________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: ________ __, ____

In the presence of:


_________________________

                                   Name: _______________________________________

                                   Signature: __________________________________

                                   Title of Signing Officer or Agent (if any):

                                   Address: ____________________________________
                                            ____________________________________
                                            ____________________________________

                                   Note: The above signature should correspond
                                         exactly with the name on the face of
                                         the within Warrant.